As filed with the Securities and Exchange Commission on June 18, 1998

                                             Registration No. 333-
                                                                  ---------

                  -------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               ------------------

                            DSP COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                     77-0389180
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                   Identification No.)

                          20300 Stevens Creek Blvd.,
                            Cupertino, California  95014
            (Address of Principal Executive Offices)   (Zip Code)

                            DSP Communications, Inc.
                      1996 Stock Option Plan, as amended
                           (Full title of the Plan)

                                 Nathan Hod
                          DSP COMMUNICATIONS, INC.
                         20300 Stevens Creek Blvd.
                        Cupertino, California 95014
                  (Name and address of agent for service)

                       Telephone Number  (408) 777-2700
       (Telephone number, including area code, of agent for service)

                                   Copy to:
                           Bruce P. Johnson, Esq.
                              PEZZOLA & REINKE
                      1999 Harrison Street, Suite 1300
                         Oakland, California  94612

                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  Proposed        Proposed
                     Number of    Maximum         Maximum           Amount
  Title of            Shares      Offering        Aggregate            of
Securities to          to be       Price          Offering       Registration
be Registered        Registered  per Share(1)     Price(1)            Fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common Stock,         2,000,000     $13.75        $27,500,000        $8,113
$.001 par
value per share
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the registrant's Common Stock as reported on the New York Stock Exchange on June 16, 1998, which average price was $13.75 per share.

                               EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to the registration of 2,000,000 shares of Common Stock, $0.001 par value ("Common Stock"), of DSP Communications, Inc. Such shares are additional securities of the same class as other securities for which a previously filed Registration Statement on Form S-8, relating to the DSP Communications, Inc. 1996 Stock Option Plan (the "Plan"), is effective. Pursuant to the provisions of Paragraph E of the General Instructions to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-19883, filed with the Securities and Exchange Commission (the "Commission") on January 16, 1997 and relating to 3,000,000 shares of Common Stock under the Plan, are hereby incorporated herein by reference.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS.


Exhibit Number      Exhibit Description
--------------      -------------------------------------------------------
     5              Opinion of Pezzola & Reinke as to the legality of the
                    securities being registered.

    10.19           1996 Stock Option Plan, as amended.

    23.1            Consent of Ernst & Young LLP

    23.2 Consent of Pezzola & Reinke (contained in the opinion of counsel filed as Exhibit 5 to this Registration Statement).

    24 Power of Attorney (set forth on the signature page of this Registration Statement).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on June 17, 1998.

                                   DSP COMMUNICATIONS,  INC.,
                                    a Delaware corporation


                                   By:  /s/ Nathan Hod
                                        --------------------------------------
                                         Nathan Hod
                                         Chief Executive Officer, President and
                                         Chairman of the Board

                 POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

     Each person whose signature appears below constitutes and appoints Nathan Hod and Gerald Dogon, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

     Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                                   Date
---------                -----                                   ----
 /s/ Nathan Hod          Chairman of the Board of Directors,     June 17, 1998
---------------------    President and Chief Executive Officer
Nathan Hod               (Principal Executive Officer)


 /s/ Gerald Dogon        Executive Vice President, Chief         June 17, 1998
---------------------    Financial Officer, and Director
Gerald Dogon             (Principal Financial and Accounting
                         Officer)


 /s/ Neill Brownstein    Director                                June 17, 1998
---------------------
Neill Brownstein


 /s/ Lewis Broad         Director                                June 17, 1998
---------------------
Lewis Broad


 /s/ Andrew Schonzeit    Director                                June 17, 1998
---------------------
Andrew Schonzeit


 /s/ Shigeru Iwamoto     Director                                June 17, 1998
---------------------
Shigeru Iwamoto


 /s/ Avraham Fischer     Director                                June 17, 1998
---------------------
Avraham Fischer

                                 EXHIBIT LIST


Exhibit Number      Exhibit Description
--------------      ----------------------------------------------------------------
 5                  Opinion of Pezzola & Reinke as to the legality of the securities being registered.

 10.19              1996 Stock Option Plan, as amended.

 23.1               Consent of Ernst & Young LLP

 23.2               Consent of Pezzola & Reinke (contained in the opinion of counsel filed as Exhibit 5 to this Registration Statement).

 24 Power of Attorney (set forth on the signature page of this Registration Statement).